                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            NETWORK SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            NETWORK SOLUTIONS, INC.

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999
                             ---------------------

To the Stockholders of Network Solutions, Inc.:

     The Annual Meeting of Stockholders of Network Solutions, Inc. (the "Company") will be held on May 18, 1999 at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190, at 9:30 a.m. (the "Annual Meeting") for the purpose of considering and acting upon the following proposals:

     (1) To elect eight (8) directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified;

     (2) To approve a proposal to amend the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to reclassify the Company's Class A common stock, par value $0.001 per share, and Class B common stock, par value $0.001 per share, as shares of the Company's common stock, par value $0.001 per share (the "Common Stock");

     (3) To approve a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 130,000,000 to 210,000,000; and

     (4) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

     These items are discussed in the following pages, which are made part of this Notice. Only stockholders of record as of the close of business on March 19, 1999 will be entitled to vote at the Annual Meeting. A list of stockholders entitled to vote will be available at 505 Huntmar Park Drive, Herndon, Virginia 20170 for ten days prior to the Annual Meeting.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU DECIDE TO ATTEND THE ANNUAL MEETING.

     The Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Notice of Annual Meeting and Proxy Statement.

                                            By Order of the Board of Directors

                                            MICHAEL A. DANIELS
                                            Chairman of the Board and
                                            Acting Chief Executive Officer

Herndon, Virginia
April 16, 1999

                            NETWORK SOLUTIONS, INC.

                             505 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170
                                 (703) 742-0400

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Network Solutions, Inc. (the "Company") of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on May 18, 1999 at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 at 9:30 a.m. (the "Annual Meeting"), and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 16, 1999.

     On December 31, 1998, the Company's Board of Directors approved a two-for-one stock split of the shares of its Class A common stock, par value $0.001 per share (the "Class A Common Stock") and Class B common stock, par value $0.001 per share (the "Class B Common Stock"), that was effected in the form of a 100% stock dividend distributed on March 23, 1999 (the "Payment Date") on shares of the Company's Class A Common Stock and Class B Common Stock outstanding on February 26, 1999 (the "Stock Split"). Except as noted otherwise, all share and per share information in this Proxy Statement has been adjusted to reflect the Stock Split.

                                 VOTING RIGHTS

     Only stockholders of record on the books of the Company at the close of business on March 19, 1999 will be entitled to vote at the Annual Meeting. Since March 19, 1999 is before the Payment Date for the Stock Split, stockholders entitled to vote at the Annual Meeting will vote only those shares held by them on the record date of the Annual Meeting and not shares received in the Stock Split. As of the close of business on March 19, 1999, there were 9,194,742 outstanding shares of Class A Common Stock held by 105 stockholders of record and 7,425,000 outstanding shares of Class B Common Stock held by one stockholder of record.

     The holders of Class A Common Stock and Class B Common Stock generally have identical rights except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to ten votes per share on all matters to be voted on by stockholders. The holders of Class A Common Stock and Class B Common Stock are not entitled to cumulative voting rights. For action to be taken at the Annual Meeting, a majority of the shares entitled to vote must be represented at the meeting in person or by proxy. Director nominees receiving the highest number of affirmative votes will be elected. For approval of the proposals to amend the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to reclassify the Company's Class A Common Stock and Class B Common Stock as shares of the Company's common stock, par value $0.001 per share (the "Common Stock") and to increase the number of authorized shares of the Company's Common Stock, the affirmative vote of the holders of a majority of the outstanding Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding Class B Common Stock entitled to vote thereon, voting separately as a class, is the minimum approval necessary. For approval of all other matters, the affirmative vote of the majority of the votes of the shares entitled to vote thereon, present or represented and voting, is the minimum approval necessary. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether that matter has been approved by stockholders, abstentions have the same effect as negative votes. If the number of abstentions is such that the affirmative votes do not constitute the requisite vote, the proposal will be defeated. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained.

                                    PROXIES

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholders. If no specific instructions are given, the shares will be voted "FOR" the election of the nominees for director set forth herein, "FOR" approval of proposal number 2 to amend the Company's Certificate of Incorporation to reclassify the Company's Class A Common Stock and Class B Common Stock as shares of the Company's Common Stock, and "FOR" approval of proposal number 3 to amend the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 130,000,000 to 210,000,000.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise by (i) filing with the Secretary of the Company a signed written statement revoking his or her proxy, or (ii) submitting an executed proxy bearing a date later than that of the proxy being revoked. A proxy may also be revoked by attendance at the Annual Meeting and election to vote in person. Attendance at the Annual Meeting will not by itself constitute the revocation of a proxy.

                               PROPOSAL NUMBER 1

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a variable board consisting of one or more members. On April 7, 1999, the Board of Directors by resolution changed the exact number of directors from nine (9) to eight (8), until changed by resolution of the Board of Directors.

     At the Annual Meeting, a Board of eight (8) directors will be elected. The term of office of each such person elected as a director will continue until the next Annual Meeting of Stockholders, until such director shall resign, be removed or die, or until a successor has been elected and qualified.

     All of the nominees are presently directors of the Company.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any such nominee is unable or unwilling to serve as a nominee for the office of director, proxies may be voted for the election of the balance of the nominees named and for a substitute nominee designated by the proxy holders or by the present Board of Directors to fill such vacancy, or the size of the Board of Directors may be reduced in accordance with the Bylaws of the Company. The Board of Directors has no reason to believe that any nominee will be unavailable or unwilling to serve as a director of the Company.

     It is the intention of the proxy holders named in the enclosed form of proxy to vote such proxies (except those containing contrary instructions) for the nominees named below.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

     Set forth below are the names and ages as of March 12, 1999 of the nominees for director, their principal occupations at present and for at least the past five years, certain directorships held by each and the year in which each became a director of the Company.

NAME AND PRINCIPAL OCCUPATION AT PRESENT AND FOR AT LEAST THE PAST FIVE YEARS;
DIRECTORSHIPS:

NAME OF NOMINEE        AGE   PRINCIPAL OCCUPATION AND PRIOR BUSINESS EXPERIENCE
---------------------  ---   ------------------------------------------------------------
Michael A. Daniels     53    Mr. Daniels has served as Chairman of the Board of the
                             Company since 1995 and as Acting Chief Executive Officer
                             since November 1998. Since 1986, Mr. Daniels has served in various positions with Science Applications International
                             Corporation ("SAIC") and has served as a Sector Vice
                             President and Sector Manager for the Technology Applications
                             Sector of SAIC since 1993. Prior thereto, Mr. Daniels served as a Group Senior Vice President of SAIC from 1991 to 1993.

Donald N. Telage       54    Dr. Telage has served as a director of the Company since
                             1995 and as Senior Vice President, Internet Relations and
                             Special Programs since February 1997. Dr. Telage served as
                             President and Chief Operating Officer of the Company from
                             May 1995 to February 1997. Since 1986, Dr. Telage has served in various positions with SAIC and has served as a Group
                             Senior Vice President of SAIC since 1993. Prior thereto, Dr.
                             Telage served as a Corporate Vice President of SAIC from
                             1992 to 1993.

J. Robert Beyster      74    Dr. Beyster has served as a director of the Company since
                             1996. Dr. Beyster is the Chief Executive Officer and
                             Chairman of the Board of SAIC, a company he founded in 1969.
                             Dr. Beyster is a Fellow of the American Nuclear Society and
                             a Fellow of the American Physical Society. Dr. Beyster is
                             also the founder, President and a member of the Board of
                             Trustees of the Foundation for Enterprise Development, a
                             nonprofit organization that promotes employee ownership.

NAME OF NOMINEE        AGE   PRINCIPAL OCCUPATION AND PRIOR BUSINESS EXPERIENCE
---------------------  ---   ------------------------------------------------------------
Craig I. Fields        52    Dr. Fields has served as a director of the Company since
                             1997. Dr. Fields has served as Chairman of the Defense
                             Science Board since 1994. Dr. Fields has served as a
                             consultant to several companies, including as a consultant to SAIC since 1994. Prior thereto, Dr. Fields served as Vice
                             Chairman of Alliance Gaming Corporation, a diversified
                             entertainment company, from 1994 to 1997. From 1990 until
                             1994, Dr. Fields served as Chairman and Chief Executive
                             Officer of the Microelectronics and Computer Technology
                             Corporation, a privately held research and development
                             consortium. Dr. Fields serves as a director of ENSCO
                             International Incorporated and Firearms Training Systems,
                             Inc.

John E. Glancy         52    Dr. Glancy has served as a director of the Company since
                             1996. Dr. Glancy has held a number of senior positions with
                             SAIC since 1980. Dr. Glancy has served as a Corporate
                             Executive Vice President of SAIC since 1994 and as a
                             director of SAIC since 1994. From 1991 until 1994, Dr.
                             Glancy served as a Sector Vice President of SAIC.

J. Dennis Heipt        56    Mr. Heipt has served as a director of the Company since
                             1998. Since 1984, Mr. Heipt has served as Senior Vice
                             President for Administration and Secretary of SAIC. Mr.
                             Heipt has held various positions with SAIC since 1979.

William A. Roper, Jr.  52    Mr. Roper has served as a director of the Company since
                             1996. Since 1990, Mr. Roper has served as Senior Vice
                             President and Chief Financial Officer of SAIC. Mr. Roper
                             also serves as a director of ODS Networks, Inc.

Stratton D. Sclavos    37    Mr. Sclavos has served as a director of the Company since
                             1997. Mr. Sclavos has served as President, Chief Executive
                             Officer and director of VeriSign, Inc., a provider of
                             digital certificate services, since 1995. From 1993 until
                             1995, Mr. Sclavos served as Vice President of Worldwide
                             Marketing and Sales for Taligent, Inc., a joint venture of
                             Apple Computer, Inc., IBM Corporation and The
                             Hewlett-Packard Company, Inc. From 1992 until 1993, Mr.
                             Sclavos served as Vice President of Worldwide Sales and
                             Business Development for GO Corporation, a mobile computing company. From 1988 until 1993, Mr. Sclavos served in various executive positions with MIPS Computers Systems.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Company's Board of Directors held nine meetings during fiscal year 1998. Each director attended at least 75% of the aggregate number of meetings of: (i) the Board and (ii) the committees of the Board on which he served.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board has not appointed a Nominating Committee.

     The Audit Committee held four meetings in fiscal year 1998. Its principal functions are to: (i) meet periodically with the independent public accountants and the Company's financial and accounting officers to discuss and evaluate internal accounting methods and procedures; (ii) review circumstances which may have a material impact on the Company's financial statements or future profitability; (iii) review various financial and financial-related matters of the Company; (iv) recommend to the Board of Directors the selection of a firm of independent public accountants; (v) review with management and the independent public accountants the audited financial statements of the Company and the Company's internal audit controls; (vi) review with management the terms of engagement of the Company's independent public accountants; and (vii) evaluate the independence of the Company's independent public accountants. The members of the Audit Committee during fiscal year 1998 were William A. Roper, Jr. (Chairman), Craig I. Fields and John E. Glancy.

     The Compensation Committee held five meetings in fiscal year 1998. Its principal functions are to: (i) determine the non-stock compensation of certain senior executives, including the salaries, bonuses and benefits of such executives; (ii) serve as the committee under the Company's 1996 Stock Incentive Plan, as amended (the "1996 Plan"), for all purposes other than making grants to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which grants shall be recommended by the Compensation Committee subject to approval by the Board of Directors; and (iii) administer the Company's compensation and benefit plans and arrangements, including the 1997 Employee Stock Purchase Plan. The members of the Compensation Committee during fiscal year 1997 were J. Robert Beyster (Chairman), Michael A. Daniels, J. Dennis Heipt and Stratton D. Sclavos.

COMPENSATION OF DIRECTORS

     The Company's non-employee directors ("Outside Directors") currently receive no cash fees or annual retainer payments as part of their compensation. All directors are reimbursed for expenses incurred in connection with attending Board and committee meetings. The Company's 1996 Plan provides that the Board of Directors may determine to allow an Outside Director to elect to receive his or her annual retainer payments and meeting fees, if any, from the Company in the form of cash, nonstatutory stock options ("NSOs"), Stock Units (as defined in the 1996 Plan) or a combination thereof. The number of NSOs to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash will be calculated in a manner determined by the Board of Directors. The number of Stock Units to be granted to Outside Directors will be calculated by dividing the amount of the annual retainer or the meeting fee that would otherwise be paid in cash by the arithmetic mean of the fair market values of one share of Class A Common Stock on the 10 consecutive trading days ending with the date such retainer or fee is payable. In October 1998, Mr. Daniels received NSOs to purchase 10,000 shares of the Company's Class A Common Stock with an exercise price of $23.50 per share (which was equal to the fair market value as determined by the last transaction price quoted by the Nasdaq system on the date of grant) during the Company's fiscal year 1998. Such stock options vest as to 30%, 30%, 20% and 20% on the first, second, third and fourth year anniversaries of the date of grant, respectively. No other Outside Directors received any grant of NSOs during the Company's fiscal year 1998.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                          THE ABOVE DIRECTOR NOMINEES

                               PROPOSAL NUMBER 2

          PROPOSAL TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED
            CERTIFICATE OF INCORPORATION TO RECLASSIFY THE COMPANY'S
         CLASS A COMMON STOCK AND CLASS B COMMON STOCK AS SHARES OF THE
                             COMPANY'S COMMON STOCK

     The Board of Directors has approved the amendment of the Certificate of Incorporation to reclassify the Company's Class A Common Stock and Class B Common Stock as shares of the Company's Common Stock. The Board of Directors recommends that the Company's stockholders approve this amendment.

     As of March 12, 1999 and as adjusted to reflect the Stock Split, the Company had 33,234,634 shares of Common Stock outstanding of which 18,384,634 shares were shares of Class A Common Stock and 14,850,000 shares were shares of Class B Common Stock. An additional 5,156,474 shares of Class A Common Stock were reserved for future issuance under the Company's stock plans, of which 2,778,484 shares were covered by outstanding options and 2,377,990 shares were available for future grant or purchase. An additional 14,850,000 shares were reserved for issuance on conversion of shares of Class B Common Stock. The remaining 61,608,892 shares of Class A Common Stock were unreserved.

     Currently, the Company has two classes of common stock, Class A Common Stock and Class B Common Stock. The holders of Class A Common Stock and Class B Common Stock generally have identical rights except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to 10 votes per share on all matters to be voted on by stockholders. All of the outstanding shares of Class B Common Stock are held by SAIC. SAIC intends to convert all of its Class B Common Stock to Class A Common Stock by May 31, 1999. After such conversion, no shares of Class B Common Stock will be outstanding. The Company has stated that it does not intend to issue additional shares of Class B Common Stock. Accordingly, the Board has determined that it is in the best interests of the Company and its stockholders to eliminate the distinction between the Class A Common Stock and Class B Common Stock and to create a single class of Common Stock. The holders of the Common Stock will have rights identical to the rights that the holders of the Class A Common Stock had.

REQUIRED APPROVAL AND EFFECTIVE DATE

     The following sentence is proposed to be added to the text of Paragraph A of Article IV of the Certificate of Incorporation pursuant to proposal number 2:

          On the effective date of this Amendment, each outstanding share of the Company's Class A common stock, par value $0.001 per share, and Class B common stock par value $0.001 per share, shall be automatically reclassified and converted into one share of Common Stock.

     The affirmative vote of the holders of a majority of the outstanding Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding Class B Common Stock entitled to vote thereon, voting separately as a class, are required to approve proposal number 2. If approved by the stockholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable after the later of stockholder approval of the proposed amendment and SAIC's conversion of the remaining shares of Class B Common Stock into Class A Common Stock.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
        PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO RECLASSIFY THE COMPANY'S CLASS A COMMON STOCK AND CLASS B COMMON
                 STOCK AS SHARES OF THE COMPANY'S COMMON STOCK

                               PROPOSAL NUMBER 3

          PROPOSAL TO AMEND THE COMPANY'S SECOND AMENDED AND RESTATED
       CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                      SHARES OF THE COMPANY'S COMMON STOCK

     The Board of Directors has approved the amendment of the Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from 130,000,000 to 210,000,000. To achieve this, the number of authorized shares of the Company's capital stock would be increased from 140,000,000 to 220,000,000, of which 210,000,000 shares would be shares of
Common Stock and 10,000,000 shares would be shares of the Company's preferred stock, par value $0.001 per share (the "Preferred Stock"). The Company currently has 10,000,000 authorized shares of Preferred Stock. The Board of Directors recommends that the Company's stockholders approve this amendment.

     The Board of Directors believes that the authorized shares of Common Stock remaining available is not sufficient to enable the Company to respond to potential business opportunities and to pursue important objectives that may be anticipated. Accordingly, the Board of Directors believes that it is in the Company's best interests to increase the number of authorized shares of Common Stock as described above. The Board of Directors also believes that the availability of such shares will provide the Company with the flexibility to issue Common Stock for proper corporate purposes that may be identified by the Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships. Further, the Board of Directors believes the availability of additional shares of Common Stock will enable the Company to attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power.

     The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. The Company's management has no arrangements, agreements, understandings, or plans at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of the currently outstanding Class A Common Stock and Class B Common Stock do not have and holders of Common Stock will not have preemptive rights. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interests of the Company and its then-existing stockholders.

     The Board of Directors does not recommend this proposed amendment with the intent to use the ability to issue additional Common Stock to discourage tender offers or takeover attempts. However, the availability of authorized Common Stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of the Company. The proposed amendment is not in response to any effort on the part of any party to accumulate material amounts of Common Stock or to acquire control of the Company by means of merger, tender offer, proxy contest or otherwise, or to change the Company's management. In addition, the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders.

REQUIRED APPROVAL AND EFFECTIVE DATE

     The text of Paragraph A of Article IV of the Certificate of Incorporation, as it is proposed to be amended pursuant to proposal number 3, is as follows:

          A. The total number of shares of stock that the Corporation shall have authority to issue is two hundred twenty million (220,000,000) of which (i) two hundred ten million (210,000,000) shares shall be shares of common stock, $0.001 par value per share (the "Common Stock"), and (ii) ten million (10,000,000) shares shall be shares of preferred stock, $0.001 par value per share
     (the "Preferred Stock").

     The affirmative vote of the holders of a majority of the outstanding Class A Common Stock and Class B Common Stock entitled to vote thereon, voting together as a single class, and the affirmative vote of the holders of a majority of the outstanding Class B Common Stock entitled to vote thereon, voting separately as a class, are required to approve proposal number 3. If approved by the stockholders, the proposed amendment to the Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which will occur as soon as reasonably practicable after the later of stockholder approval of the proposed amendment and SAIC's conversion of the remaining shares of Class B Common Stock into Class A Common Stock.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE
        PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                    INCREASE THE NUMBER OF AUTHORIZED SHARES
                         OF THE COMPANY'S COMMON STOCK

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Class A Common Stock as of March 12, 1999, except as otherwise indicated, by: (i) each person who is known by the Company to beneficially own more than five percent of the Company's Class A Common Stock,
(ii) each of the Company's directors and nominees for director, (iii) each of the Named Executive Officers (as defined on page 11 of this Proxy Statement), and (iv) all directors and executive officers of the Company as a group. SAIC currently owns 14,850,000 shares or 100% of the Company's outstanding Class B Common Stock. Each share of Class B Common Stock is convertible at SAIC's option into one share of Class A Common Stock. Therefore, SAIC's percentage ownership is calculated based on 18,384,634 shares of Class A Common Stock, representing the total number of shares of Class A Common Stock outstanding as of March 12, 1999 and assuming conversion of the 14,850,000 shares of Class B Common Stock held by SAIC. The percentage ownerships of the other stockholders listed below are based on the aggregate of the number of shares of Class A Common Stock outstanding as of March 12, 1999 and any shares of Class A Common Stock subject to options or other conversion rights that are exercisable or convertible by the individual stockholder within 60 days of March 12, 1999 (although shares subject to options or other conversion rights are not treated as outstanding for the purposes of calculating the percentage ownership of any other stockholder). All share information in the above paragraph and the following table has been adjusted to reflect the Stock Split. Since the record date for the Annual Meeting, March 19, 1999, is before the Payment Date for the Stock Split, stockholders entitled to vote at the Annual Meeting will vote only those shares held by them on the record date and not shares received in the Stock Split.

                                                                    SHARES
NAME OF BENEFICIAL OWNER(1)                                   BENEFICIALLY OWNED    PERCENT(2)
---------------------------                                   ------------------    ----------
Principal Stockholders:
Science Applications........................................      14,850,000           44.7%
  International Corporation (SAIC)(3)
  10260 Campus Point Drive
  San Diego, CA 92121
Pilgrim Baxter & Associates, Ltd.(4)........................       1,331,600            7.2%
  825 Duportail Road
  Wayne, PA 19087
Directors and Named Executive Officers:
J. Robert Beyster...........................................           3,600              *
Bruce L. Chovnick(5)........................................           4,294              *
Michael A. Daniels..........................................          29,560              *
Craig I. Fields(6)..........................................             900              *
John E. Glancy..............................................           3,000              *
J. Dennis Heipt.............................................               0              *
David H. Holtzman(7)........................................          13,704              *
Robert J. Korzeniewski(8)...................................          25,842              *
William A. Roper, Jr........................................           2,000              *
Stratton D. Sclavos(9)......................................          22,900              *
Donald N. Telage(10)........................................          39,488              *
All current executive officers and directors as a group (15
  persons)(11)..............................................         167,218              *

---------------
  *  Less than 1%.

 (1) This table is based upon information supplied by officers, directors and principal stockholders, and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "Commission"). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them.

 (2) Applicable percentage ownership is based on 18,384,634 shares of Class A Common Stock outstanding as of March 12, 1999. Shares of Class A Common Stock subject to options or other conversion rights and shares of Class B Common Stock convertible into shares of Class A Common Stock that are exercisable or convertible within 60 days of March 12, 1999 are deemed to be beneficially owned by the person holding such options or conversion rights for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing any other person's percentage ownership.

 (3) Based on a filing with the Commission dated as of February 11, 1998 and the Company's Registration Statement on Form S-3 filed January 4, 1999, as amended, indicating beneficial ownership as of the closing of the offering conducted pursuant to such registration statement on February 12, 1999. Represents 14,850,000 shares of Class B Common Stock of the Company, representing 100% of the outstanding shares of Class B Common Stock. Each share of Class B Common Stock is convertible at the holder's option into one share of Class A Common Stock and each is convertible within 60 days of March 12, 1999.

 (4) Based on a filing with the Commission dated March 10, 1999. Includes sole power to vote or to direct the vote of 1,230,000 shares of Class A Common Stock, and sole power to direct the disposition of 1,331,600 shares of Class A Common Stock.

 (5) Represents 4,000 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of March 12, 1999 and 294 shares purchased under the Company's Employee Stock Purchase Plan.

 (6) Represents 900 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of March 12, 1999.

 (7) Represents 13,074 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of March 12, 1999 and 430 shares purchased under the Company's Employee Stock Purchase Plan.

 (8) Includes 3,504 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of March 12, 1999 and 1,338 shares purchased under the Company's Employee Stock Purchase Plan.

 (9) Includes 21,900 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of March 12, 1999.

(10) Includes 8,398 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of March 12, 1999 and 1,530 shares purchased under the Company's Employee Stock Purchase Plan, 500 shares of which are indirectly beneficially owned by Dr. Telage through his spouse.

(11) Includes an aggregate of 71,230 shares of Class A Common Stock issuable pursuant to options exercisable within 60 days of March 12, 1999 and 7,346 shares purchased under the Company's Employee Stock Purchase Plan, 500 shares of which are indirectly beneficially owned by Dr. Telage through his spouse.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission") thereunder require the Company's directors, certain officers and persons who own more than 10% of the Company's Class A Common Stock (collectively, the "Reporting Persons") to file reports of their ownership and changes in ownership of the Company's Class A Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director and officer. To the Company's knowledge, based solely upon a review of such reports or written representations from certain Reporting Persons that no other reports were required, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors and officers during the last fiscal year were filed on time.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table provides, for the fiscal year ended December 31, 1998, certain summary information concerning compensation awarded or paid to, or earned by, each person who served as the Company's Chief Executive Officer and each of the other four most highly compensated executive officers who were serving as executive officers on December 31, 1998 and whose salary and bonus were in excess of $100,000 for services rendered to the Company during the fiscal year ended December 31, 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                   ----------------------------
                                         ANNUAL COMPENSATION        RESTRICTED     SECURITIES
                                      --------------------------      STOCK        UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR   SALARY($)(1)(2)   BONUS($)   AWARDS($)(3)   OPTIONS(#)(4)   COMPENSATION($)(5)
 ---------------------------   ----   ---------------   --------   ------------   -------------   ------------------
Michael A. Daniels(6)........  1998            --            --           --          10,000                --
Chairman and Acting Chief
Executive Officer

Gabriel A. Battista(7).......  1998       434,281            --           --          50,000            15,293
Chief Executive Officer        1997       350,000       125,000           --              --                --
                               1996        60,577        37,500           --         922,500                --

Donald N. Telage.............  1998       188,999        85,000           --          24,000            15,293
Senior Vice President,         1997       173,462        67,500(2)        --              --            14,867
Internet Relations and         1996       165,719        35,010(8)    29,984(9)      307,500            13,209
Special Programs

Robert J. Korzeniewski.......  1998       165,462        90,000           --          36,000            14,880
Chief Financial Officer and    1997       148,077        60,000           --              --            12,945
Acting Chief Operating         1996       120,731        20,011       19,989(10)     230,600             9,954
Officer

Bruce L. Chovnick(11)........  1998       181,730        65,000           --          10,000                --
Senior Vice President,         1997        39,038        72,000           --         200,000                --
General Manager, Internet
Technology Services

David H. Holtzman(12)........  1998       157,615        70,000           --          24,000             7,934
Senior Vice President,         1997       128,346        60,000           --         153,000                --
Engineering

---------------
 (1) In accordance with the rules of the Commission, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table.

 (2) Includes, where applicable, amounts electively deferred by each Named Executive Officer under SAIC's Cash or Deferred Arrangement and SAIC's Key Executive Stock Deferral Plan, for which the applicable Named Executive Officers were eligible by virtue of their employment with the Company, and under the Company's Employee Stock Purchase Plan.

 (3) Represents restricted shares of SAIC Class A Common Stock. The amount reported represents the market value on the date of grant (calculated by multiplying the formula price of SAIC's Class A Common Stock on the date of grant by the number of shares awarded), without giving effect to the diminution in value attributable to the restriction on such stock. As of December 31, 1998, the aggregate restricted stockholding of SAIC Class A Common Stock for the Named Executive Officers was as follows: Donald N. Telage -- 1,749 shares, with a market value as of such date of $122,115; Robert J. Korzeniewski -- 701 shares, with a market value as of such date of $48,944. Dividends are payable on such restricted stock if and when declared. However, SAIC has never declared or paid a cash dividend on its capital stock, and no cash dividends on its capital stock are contemplated in the foreseeable future.

 (4) Represents options to acquire shares of the Company's Class A Common Stock.

 (5) Amounts listed in this column reflect amounts contributed by the Company for the Named Executive Officers under SAIC's Cash or Deferred Arrangement (exclusive of amounts deferred at the election of the Named Executive Officer), SAIC's Profit Sharing Plan and SAIC's Employee Stock Retirement Plan, for which the applicable Named Executive Officers were eligible by virtue of their employment with the Company.

 (6) Michael A. Daniels assumed the position of Acting Chief Executive Officer with the Company in November 1998. Mr. Daniels is an employee of SAIC and received no cash compensation from the Company in 1998.

 (7) Gabriel A. Battista joined the Company in October 1996. Mr. Battista resigned as a director and Chief Executive Officer of the Company in November 1998. Included in Mr. Battista's 1998 salary is the payout of earned comprehensive leave.

 (8) Includes the award of 193 shares of SAIC Class A Common Stock which had a market value on the date of grant (calculated by multiplying the formula price of the SAIC Class A Common Stock on the date of grant by the number of shares awarded) of $5,010.

 (9) Represents 1,155 shares of SAIC Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(10) Represents 770 shares of SAIC Class A Common Stock which vest as to 20%, 20%, 20% and 40% on the first, second, third and fourth year anniversaries of the date of grant, respectively.

(11) Bruce L. Chovnick joined the Company in October 1997. Mr. Chovnick's annual salary for 1997 would have been $175,000.

(12) David H. Holtzman joined the Company in January 1997. Mr. Holtzman's annual salary for 1997 would have been $142,000.

     The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1998 to the Company's Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                            POTENTIAL REALIZABLE
                                                  INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                            -------------------------------------------------------------       ANNUAL RATES
                              NUMBER OF     PERCENT OF TOTAL                                   OF STOCK PRICE
                             SECURITIES      OPTIONS GRANTED                                  APPRECIATION FOR
                             UNDERLYING      TO EMPLOYEES IN    EXERCISE OR                    OPTION TERM(4)
                               OPTIONS           FISCAL          BASE PRICE    EXPIRATION   ---------------------
NAME                        GRANTED(#)(1)      YEAR(%)(2)       ($/SHARE)(3)      DATE        5%($)      10%($)
----                        -------------   -----------------   ------------   ----------   ---------   ---------
Michael A. Daniels........     10,000             0.74             23.50        10/25/03      64,926     143,470
Gabriel A. Battista.......     50,000             3.68             23.50        10/25/03     324,631     717,349
Donald N. Telage..........     24,000             1.77             23.50        10/25/03     155,823     344,328
Robert J. Korzeniewski....     36,000             2.65             23.50        10/25/03     233,734     516,491
Bruce L. Chovnick.........     10,000             0.74             23.50        10/25/03      64,926     143,470
David H. Holtzman.........     24,000             1.77             23.50        10/25/03     155,823     344,328

---------------
(1) Options have a maximum term of five years measured from the date of grant, subject to earlier termination in certain events related to termination of employment. These options vest at the rate of 30%, 30%, 20% and 20% of the shares subject to the option on each of the first, second, third and fourth year anniversaries of the date of grant, respectively.

(2) Based on options to purchase an aggregate of 1,358,900 shares of Class A Common Stock granted to employees, including the Named Executive Officers, during fiscal year 1998.

(3) The exercise price is equal to the fair market value of the Class A Common Stock on the date of grant as determined by the last transaction price quoted by the Nasdaq system on the date of grant.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Class A Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Class A Common Stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised.

     The following table shows the number of securities underlying unexercised options held by each of the Named Executive Officers on December 31, 1998 and the value of unexercised in-the-money options held by each of the Named Executive Officers on December 31, 1998. The last reported sales price of the Company's Class A Common Stock at fiscal year end was $65.4375.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUE TABLE

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                               SHARES                      UNDERLYING UNEXERCISED             IN-THE-MONEY
                              ACQUIRED                      OPTIONS AT FY-END(#)         OPTIONS AT FY-END($)(1)
                                UPON          VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Michael A. Daniels.........    138,360      2,305,257           --        102,240              --      5,809,650
Gabriel A. Battista........    553,500     11,265,567           --        419,000              --     24,167,688
Donald N. Telage...........    115,630      2,007,235       68,870        147,000       4,024,591      8,194,313
Robert J. Korzeniewski.....     84,900      1,369,058       53,460        128,240       3,124,069      6,900,025
Bruce L. Chovnick..........     56,000      1,276,169        4,000        150,000         233,750      8,600,625
David H. Holtzman..........     45,900        932,184           --        131,100              --      7,265,156

---------------
(1) Value is calculated by (i) subtracting the exercise price per share from the last reported sales price at fiscal year end of $65.4375 per share; and (ii) multiplying by the number of shares subject to the option.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company does not currently have any written compensation arrangements in effect with any of the Named Executive Officers. In 1998, the Company had a written compensation arrangement with Gabriel A. Battista, the Company's former Chief Executive Officer.

     The Company and Mr. Battista were parties to a letter agreement dated September 24, 1996 governing his employment with the Company. The agreement set forth Mr. Battista's compensation level and eligibility for bonuses, benefits and option grants under the 1996 Plan. Pursuant to the agreement, if Mr. Battista's employment had been terminated for other than cause or non-performance, Mr. Battista would have been eligible to receive, if terminated during his first year of employment, his first year base salary and an additional $150,000 in bonus, and, if terminated during his second year of employment, his first year base salary and an amount equal to the bonus awarded to him for his first year of employment. Mr. Battista resigned after this initial two-year period, and he did not receive any separation compensation.

                        REPORT ON EXECUTIVE COMPENSATION

     The 1998 compensation of the Company's executive officers was generally determined in accordance with Company policy. The bonuses for 1998 for all executive officers were determined in accordance with guidelines established by the Company's Compensation Committee. The Compensation Committee comprises four non-employee members of the Board of Directors. The members of the Company's Compensation Committee are J. Robert Beyster (Chairman), Michael A. Daniels, J. Dennis Heipt and Stratton D. Sclavos.

COMPENSATION PHILOSOPHY OF THE COMPANY

     The Company's policy is to attract and retain key personnel through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The Company's objectives are to: (i) ensure that there is an appropriate relationship between executive compensation and the creation of stockholder value; (ii) ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and (iii) ensure that current cash and equity incentive opportunities are competitive with those of similar companies.

     The Company's compensation policy is that a substantial portion of the total compensation of executive officers be related to and contingent upon their individual contribution and performance, the performance of business units under their management and the performance of the Company as a whole. In this way, the Company has sought to encourage continuing focus on increasing its revenue, profitability and stockholder value, while at the same time motivating its executive officers to perform to the fullest extent of their abilities. The Company generally sets the annual base salaries of its executive officers at competitive levels, with a significant portion of an executive officer's compensation consisting of annual and longer-term incentive compensation which is variable and closely tied to corporate, business unit and individual performance.

ELEMENTS OF EXECUTIVE OFFICER COMPENSATION

     The Company's executive compensation consists primarily of a base salary and the award of bonuses and stock options.

BASE SALARY

     The 1998 annual base salaries of Company executives was determined in accordance with Company policy and were generally set at competitive levels and a significant portion of executive officer compensation was annual and longer-term incentive compensation, which is variable and closely tied to corporate, business unit and individual performance. Several factors were considered in determining base salaries for these executives, including relative salaries of similarly situated and other executives of the Company, individual contribution and performance, the performance of business units under their management and the performance of the Company as a whole.

BONUSES

     Under Company policy, all executive officers were eligible to receive a cash bonus for 1998. Bonus amounts for all executive officers were based on a qualitative assessment of: (i) the degree to which the executive officers were able to achieve specific individual and business unit goals, and (ii) the Company's overall performance in 1998.

STOCK OPTIONS

     Under Company policy, compensation based on performance of the Company's Class A Common Stock is a key element of executive officer compensation. All executive officers received an initial stock option grant as part of their employment offers or prior to the Company's initial public offering in 1997. In 1998, the Company instituted a new yearly stock option grant program for the executive officers and other employees. Each executive officer received a grant of options under the new program. In general, stock option grants are determined based on: (i) the executive officers' past performance and contribution to Company performance;

(ii) the expected future contribution of the executive officers to the Company's performance; (iii) the executives' base pay level; (iv) the number of options outstanding and the number available to be granted; and (v) the practice of similarly situated companies. By awarding such options, the Company seeks to encourage individuals to remain with the Company and continue to focus on the long-term technical and financial performance of the Company and on increasing stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Battista's compensation levels were determined at his time of hire and were based on an analysis of the compensation levels of chief executive officers of similarly situated companies, his experience and expected future contribution to the Company, and the size and state of development of the Company. An executive compensation consulting firm assisted in this analysis.

     In 1998, Mr. Battista was paid a base salary of $370,000 pursuant to the terms of his employment agreement and received amounts totaling $64,281 for earned comprehensive leave. Mr. Battista resigned as an officer and director of the Company in November 1998 and did not receive a bonus for 1998. Mr. Battista received NSOs to purchase 50,000 shares of the Company's Class A Common Stock with an exercise price of $23.50 per share (which was equal to the fair market value as determined by the last transaction price quoted by the Nasdaq system on the date of grant) during the Company's fiscal year 1998. Such stock options vest as to 30%, 30%, 20% and 20% on the first, second, third and fourth year anniversaries of the date of grant, respectively. Mr. Battista resigned prior to the first vesting date for the NSOs he was granted in 1998. See "Summary Compensation Table" on page 11 of this Proxy Statement.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. Compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. Income arising under the 1996 Plan currently does not qualify as performance-based compensation.

     The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests, including compensation that may not be deductible.

     The foregoing report has been furnished by the Company's Compensation Committee of the Board of Directors.

                                            COMPENSATION COMMITTEE

                                            J. Robert Beyster, Chairman
                                            Michael A. Daniels
                                            J. Dennis Heipt
                                            Stratton D. Sclavos

                RELATIONSHIP WITH SAIC AND CERTAIN TRANSACTIONS

     As of March 12, 1999, SAIC, an employee-owned, diversified professional and technical services company, owned 14,850,000 shares of the Company's outstanding Class B Common Stock, representing approximately 44.7% of the outstanding Class A Common Stock and Class B Common Stock of the Company and approximately 89.0% of the combined voting power of the Company's outstanding Class A Common Stock and Class B Common Stock. SAIC intends to convert all of its shares of the Company's Class B Common Stock into an identical number of shares of Class A Common Stock. At such time SAIC will own approximately 44.7% of the voting power and economic interest of the Company's outstanding Class A Common Stock. Several officers and employees of SAIC currently serve as directors of the Company. It is anticipated that the composition of our Board of Directors will change in connection with the decrease of SAIC's percentage ownership and voting control. SAIC will, however, continue to be our largest stockholder and may be able to exercise significant influence over us.

AGREEMENTS WITH SAIC

     The Company has entered into a Corporate Services Agreement and a Tax Sharing Agreement with SAIC. Pursuant to the Corporate Services Agreement, SAIC provides certain services to the Company and the Company shares certain of SAIC's systems. The services SAIC provides include various routine and ordinary corporate services, including business insurance, accounting systems, employee benefits, payroll, tax and legal services, as well as assistance in government relations and corporate quality assurance services. The SAIC systems that the Company shares include the management information system and the human resource system. The total amount of fees paid by the Company to SAIC under this agreement for fiscal year 1998 was $1,447,000.

     The Company and SAIC are parties to the Tax Sharing Agreement, certain provisions of which became inapplicable for federal income tax purposes for taxable years beginning after the completion of the Company's initial public offering in 1997, at which time the Company ceased to be included in SAIC's consolidated group for federal income tax purposes. Upon such deconsolidation, the Company's ability to recognize a benefit for tax losses it incurs became subject to SAIC's approval. In addition, the Tax Sharing Agreement will continue to apply, to the extent appropriate, for state or local tax purposes if SAIC were to continue to file a consolidated, combined or unitary tax return with the Company for state or local tax purposes. In general, the Tax Sharing Agreement requires, during the period prior to deconsolidation, that the Company pay SAIC an amount in respect of federal income taxes generally equal to the amount of the federal income taxes that the Company generally would be required to pay if the Company were to file its own federal income tax return and was never part of SAIC's consolidated group. For fiscal year 1998, the Company paid SAIC an amount of $1,867,000 in respect of state income taxes under the Tax Sharing Agreement.

     In addition, the Company is a party to a non-competition agreement and a registration rights agreement with SAIC.

OTHER TRANSACTIONS WITH SAIC

     In fiscal year 1998, the Company provided engineering consulting services to third parties under subcontracts from SAIC. The Company received $525,000 for these services.

     In addition, in fiscal year 1998, SAIC provided engineering and other services to third parties under subcontracts from the Company for which SAIC received $514,000.

     The Company currently has offices located in Herndon, Virginia and Charlotte, North Carolina under space usage arrangements with SAIC. In fiscal year 1998, the Company made payments of $1,946,000 to SAIC under such space usage arrangements.

DUE TO PARENT LIABILITY

     The cumulative result of the transactions with SAIC as of December 31, 1998 was a liability due SAIC of $4,766,000.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company established a Compensation Committee in fiscal year 1997, the members of which are J. Robert Beyster (Chairman), Michael A. Daniels, J. Dennis Heipt and Stratton D. Sclavos. There are no Compensation Committee Interlocks as that term is defined under Item 402(j) of Regulation S-K, as promulgated under the Exchange Act, among the committee members.

                            STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return for the Company's Class A Common Stock from September 26, 1997, the effective date of the registration statement covering the Company's initial public offering, through December 31, 1998 relative to the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Stock Market -- U.S.") and the Hambrecht & Quist Technology Index (the "H&Q Technology Index"). The measurement period is from September 26, 1997 (the first trading day) through the last trading day of the Company's fiscal year ended December 31, 1998. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the following graph shall not be deemed "filed" with the Commission and shall not be incorporated by reference into any such filing. Stockholder returns over the periods indicated should not be considered indicative of future returns.

            COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN AMONG
                            NETWORK SOLUTIONS, INC.,
                        THE NASDAQ STOCK MARKET -- U.S.
                        AND THE H&Q TECHNOLOGY INDEX(1)

                           [STOCK PERFORMANCE GRAPH]

                                                                                                          NASDAQ STOCK MARKET -
                                                    NETWORK SOLUTIONS         H&Q TECHNOLOGY INDEX                U.S.
                                                    -----------------         --------------------        ---------------------
 9/26/97                                                $100.00                     $100.00                     $100.00
 12/31/97                                                $73.00                      $84.00                      $94.00
 3/31/98                                                $206.00                     $102.00                     $110.00
 6/30/98                                                $250.00                     $104.00                     $113.00
 9/30/98                                                $231.00                      $92.00                     $102.00
 12/31/98                                               $727.00                     $131.00                     $132.00

---------------
(1) Assumes $100 invested on September 26, 1997 in the Company's Class A Common Stock, the Nasdaq Stock Market -- U.S. and the H&Q Technology Index. Total return assumes reinvestment of dividends for the Nasdaq Stock Market -- U.S. and the H&Q Technology Index. With the exception of a $10,000,000 dividend to SAIC which was declared on August 21, 1997 and paid on October 1, 1997, the Company has never paid dividends on its Common Stock and has no present plans to do so.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP served as independent public accountants for the Company for fiscal year 1998. No decision has been made at this time concerning the Company's independent public accountants for the fiscal year ending on December 31, 1999. The Company is evaluating its options, and this issue is under review. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to make a statement if he or she desires to do so, and such representative is expected to be available to respond to appropriate questions regarding the Company's 1998 audited financial statements.

                                 OTHER MATTERS

     Proposals Intended To Be Presented at the Next Annual Meeting.
Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of the Company intended to be presented for consideration at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than December 15, 1999 in order that they may be considered for inclusion in the proxy statement and form of proxy related to that meeting.

     The Company's Bylaws also establish an advance notice procedure with respect to certain stockholder proposals and director nominations. In the event a stockholder wishes to nominate a candidate for election as a director, or wishes to propose any other matter for consideration at the 2000 Annual Meeting, other than proposals to be included in the Proxy Statement, written notice of such intent to make such nomination or propose such action must be given to the Secretary of the Company pursuant to certain procedures set forth in the Company's Bylaws, a copy of which is available upon request from the Secretary of the Company. These procedures provide, among other things, that for nomination of directors, such nominations, other than those made by a nominating committee on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first-class United States mail or a nationally recognized courier service, postage prepaid, to the Secretary or Assistant Secretary of the Company, and received by him or her not less than 120 days prior to the 2000 Annual Meeting; provided, however, that if less than 100 days' notice of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary or the Assistant Secretary of the Company not later than the close of business on the 7th day following the day on which the notice of meeting was mailed. Any such notice must contain certain specified information concerning the proposed nomination and the stockholder submitting the proposed matter, all as set forth in the Bylaws. For matters other than the nomination of directors, such stockholder's notice must be delivered to or mailed to the Company's Secretary and received at the Company's principal executive offices not less than 50 days nor more than 75 days prior to the scheduled 2000 Annual Meeting date; unless less than 65 days' notice or prior public disclosure of the date of the 2000 Annual Meeting is given or made to stockholders, in which event such notice must be received not later than the close of business on the 15th day following the day on which such notice of the date of the 2000 Annual Meeting was mailed or such public disclosure was made. Any such notice must contain certain specified information concerning the proposed matter and the stockholder submitting the proposed matter, all as set forth in the Bylaws. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination of any person or the request for such other action was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination or request for such other action shall be disregarded. If the foregoing procedures are not followed and such request for action is nonetheless permitted, the proxy holders appointed by the Company herein shall have discretionary voting authority with respect to such matters at the 2000 Annual Meeting.

     Other Matters. Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by mail, certain officers, directors and Company employees who will receive no additional compensation for their services may solicit proxies by mail, telephone or other means. The Company is required to request brokers and nominees who hold stock in their name to furnish this proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     ANNUAL REPORT. THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 1998 IS BEING SENT CONCURRENTLY TO THE COMPANY'S STOCKHOLDERS. IF YOU HAVE NOT RECEIVED OR HAD ACCESS TO THE 1998 ANNUAL REPORT TO STOCKHOLDERS, PLEASE NOTIFY INVESTOR RELATIONS, 505 HUNTMAR PARK DRIVE, HERNDON, VIRGINIA 20170 AND A COPY WILL BE SENT TO YOU.

                                            By Order of the Board of Directors,

                                            MICHAEL A. DANIELS
                                            Chairman of the Board and Acting
                                            Chief Executive Officer

Herndon, Virginia
April 16, 1999

PROXY

                            NETWORK SOLUTIONS, INC.

                             505 HUNTMAR PARK DRIVE
                            HERNDON, VIRGINIA 20170

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING - MAY 18, 1999

     The undersigned hereby appoints Michael A. Daniels and Robert J. Korzeniewski or each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of NETWORK SOLUTIONS, INC. on May 18, 1999, and any adjournments or postponements thereof, upon all matters that may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

     This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR each of the director nominees listed and FOR the matters described in paragraphs 2 and 3 unless the stockholder specifies otherwise, in which case it will be voted as specified. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the proxy. You need not mark any boxes. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
-------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

The Board of Directors recommends a vote for the following matters to come before the meeting:
                                                                 Please mark [X]
                                                                 your votes as
                                                                 indicated in
                                                                 this sample

1. To elect the Board of eight directors:   NOMINEES: Michael A. Daniels,
                                            Donald N. Telage, J. Robert
   FOR all nominees       WITHHOLD          Beyster, Craig I. Fields, John E.
 listed to the right     AUTHORITY          Glancy, J. Dennis Heipt, William A.
 (except as marked     to vote for all      Roper, Jr., and Stratton D. Sclavos.
   to the contrary)   nominees listed to
                         the right          INSTRUCTION To withhold authority to
        [ ]                 [ ]             vote for any individual nominee,
                                            write name or names below.

                                            ___________________________________

2. To approve an amendment to the Company's Certificate of Incorporation to reclassify the Class A Common Stock and Class B Common Stock as shares of the Company's Common Stock.

          FOR                 AGAINST                  ABSTAIN
          [ ]                   [ ]                      [ ]

3. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock.

          FOR                 AGAINST                  ABSTAIN
          [ ]                   [ ]                      [ ]

                             Dated:_______________________________________, 1999

                             ___________________________________________________

                             ___________________________________________________

                             Signature(s) of Stockholder or Stockholders
                             (Executors, Administrators, Trustees, etc. should give full title.)

                             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

_______________________________________________________________________________
                            - FOLD AND DETACH HERE -